Cincinnati Bell Reports Third Quarter 2017 Results

HIGHLIGHTS

•	Increased video and internet subscribers during the quarter

–	Video subscribers totaled 143,500, up 10,100 year-over-year

–	Internet subscribers totaled 307,900, up 8,100 year-over-year

•	Strategic revenue of $168 million, up 3% year-over-year with Fioptics revenue increasing 21%

•	Entertainment and Communications revenue of $196 million, up 2% year-over-year

•	Cash provided by operating activities totaled $157 million year-to-date, up $15 million year-over-year

•	Free cash flows[1] totaled $37 million year-to-date, up $78 million compared to the prior year

•	Completed acquisition of OnX Enterprise Solutions, creating a leading North American IT services provider
CINCINNATI - November 2, 2017 - Cincinnati Bell Inc. (NYSE:CBB), today announced financial results for its third quarter, ended September 30, 2017, highlighted by strategic revenue increasing $5 million over the prior year.  Fioptics internet subscribers totaled 221,200, up 19% compared to a year ago.  Fioptics video subscribers were up 8% compared to the same period in 2016.  In the third quarter of 2017, the Company passed an additional 8,000 addresses with Fioptics, which is now available to 564,700 homes and businesses, or approximately 70 percent of Greater Cincinnati.
Leigh Fox, President and Chief Executive Officer of Cincinnati Bell, commented, "We delivered another quarter of strong operational performance, demonstrating our ability to differentiate ourselves in the marketplace. Our success highlights that fiber investments provide us the best platform to capitalize on the ever-increasing demand for data capacity, which will continue creating value for both shareholders and customers.”
Mr. Fox continued, “We also recently completed the acquisition of OnX, which represents a significant milestone in the strategic development of our IT services business. We now have enhanced scale, a broader geographic footprint as well as an expanded portfolio of complementary IT offerings, which positions us well to tap into a $250 billion industry as a leading cloud integrator for unified communications and hybrid IT workloads.”
CONSOLIDATED RESULTS
Consolidated revenue for the third quarter of 2017 was $289 million, down 7% from the prior year, as strategic revenue growth driven by strong demand for fiber-based products was offset by lower Telecom and IT hardware sales.
Operating income was $13 million in the third quarter of 2017, compared to $26 million in the prior year period. The decline was primarily driven by $12 million of transaction and integration costs incurred in the third quarter of 2017. Adjusted EBITDA2 totaled $76 million for the third quarter of 2017, compared to $78 million in the prior year period.
Net loss for the third quarter of 2017 totaled $11 million. Net income applicable to common shareholders, excluding special items was $1 million, or $0.03 per diluted share.
Entertainment and Communications Segment

•	Entertainment and Communications revenue of $196 million, up $3 million year-over-year

•	Fioptics revenue of $79 million, up 21% year-over-year

•	Strategic business and carrier revenue of $53 million, up 6% year-over-year

•	Operating income of $25 million, up 18% year-over-year

•	Adjusted EBITDA of $73 million, up 5% year-over-year
With its pending merger with Hawaiian Telcom, the leading integrated communications provider serving the state of Hawaii, Cincinnati Bell will continue to expand its portfolio of high density, next-generation fiber to capitalize on the growing demand for data capacity. The merger is expected to occur during the second half of 2018, pending regulatory and shareholder approval, and represents an important step toward building scale and locking in fiber density value for shareholders and customers.
Fiber density remains a key market differentiator in an increasingly competitive environment and Cincinnati Bell’s strategic investments in fiber allow the Company to offer higher bandwidth and faster internet speed than traditional carriers.
IT Services and Hardware Segment

•	IT Services and Hardware revenue of $96 million, flat sequentially, and down $27 million year-over-year

–	Strategic revenue of $41 million, down $9 million year-over-year, reflecting cost cutting initiatives by a large customer

–	Telecom and IT hardware sales of $44 million, down 33% year-over-year

•	Operating income of $5 million, compared to $8 million in the prior year, reflecting a decline in revenue and increased costs associated with the expansion of the Company's national footprint

•	Adjusted EBITDA of $8 million, up $2 million sequentially, and down $3 million year-over-year
Cincinnati Bell recently announced it has successfully completed the acquisition of OnX Enterprise Solutions in the beginning of the fourth quarter of 2017. The combination of CBTS and OnX brings meaningful scale, service and product offerings, free cash flow generation, and client diversification, supporting the transformation to a hybrid IT solutions provider. The combined company’s hosted and managed services portfolio coupled with its expanded footprint will uniquely position Cincinnati Bell to capitalize on significant market opportunities presented by UCaaS, cloud, security, and infrastructure needs. Integration of the business is progressing well, with access to additional sales offices and data centers in the U.S. and Canada strengthening the Company's North American platform.
Financial Position and Cash Flow
The Company reported cash provided by operating activities of $157 million in the first nine months of 2017, compared to $142 million in the same period last year. Free cash flow increased $78 million compared to the first nine months of 2016, totaling $37 million for the first nine months of 2017. Capital expenditures were $148 million in the first nine months of 2017, compared to $189 million in the same period last year. The Company is targeting full year 2017 capital expenditures at the high end of the $180 million to $210 million range.
On October 2, 2017, Cincinnati Bell entered into a new credit agreement, comprised of a seven-year $600 million senior secured term loan facility and a five-year $200 million senior secured revolving credit facility, in connection with the completion of the OnX transaction.
On October 6, 2017, Cincinnati Bell completed the issuance, in a private placement, of $350 million aggregate principal amount of 8.000% senior notes due 2025. The Company intends to use the net proceeds from the issuance, together with cash on hand and borrowings under the Company’s senior credit facilities and receivables facility, to fund the cash portion of its pending merger with Hawaiian Telcom, refinance existing Hawaiian Telcom indebtedness and pay fees and expenses in connection with the foregoing.
2017 Outlook
The updated 2017 guidance reflects contributions from OnX which is projected to generate revenue ranging between $150 million and $200 million and Adjusted EBITDA of approximately $10 million* in the fourth quarter of 2017.

Category	2017 Previous Guidance Provided on 02/15/17	2017 Revised Guidance Provided on 11/02/17
Revenue	$1.2 billion	$1.35 billion - $1.40 billion
Adjusted EBITDA	$295 million*	$305 million*
*Plus or minus 2 percent
Mr. Fox concluded, “Overall, we remain well positioned to achieve our revised full year targets and are confident in our ability to successfully integrate OnX enabling us to provide our customers with enhanced service capabilities and product offerings. Looking ahead, we will continue to invest in our strategic offerings where we are winning, and we remain committed to maximizing value for our shareholders as we focus on building two distinct businesses with enhanced scale and strategic optionality.”
Conference Call/Webcast

Cincinnati Bell will host a conference call on November 2, 2017 at 10:00 a.m. (ET) to discuss its results for the third quarter of 2017. A live webcast of the call will be available via the Investor Relations section of www.cincinnatibell.com. The conference call dial-in number is 877-857-6144. Callers located outside of the U.S. and Canada may dial 719-325-4886. To participate, please call 15 minutes prior to the start time. A taped replay of the conference call will be available approximately one hour after the conclusion of the call until 1:00 p.m. (ET) on Thursday, November 16, 2017. For U.S. callers, the replay will be available at (888) 203-1112. For callers outside of the U.S. and Canada, the replay will be available at (719) 457-0820. The replay reference number is 3587808. An archived version of the webcast will also be available in the Investor Relations section of www.cincinnatibell.com.
Safe Harbor Note
This release may contain “forward-looking” statements, as defined in federal securities laws including the Private Securities Litigation Reform Act of 1995, which are based on our current expectations, estimates, forecasts and projections. Statements that are not historical facts, including statements about the beliefs, expectations and future plans and strategies of the Company, are forward-looking statements. Actual results may differ materially from those expressed in any forward-looking statements. The following important factors, among other things, could cause or contribute to actual results being materially and adversely different from those described or implied by such forward-looking statements including, but not limited to: those discussed in this release; we operate in highly competitive industries, and customers may not continue to purchase products or services, which would result in reduced revenue and loss of market share; we may be unable to grow our revenues and cash flows despite the initiatives we have implemented; failure to anticipate the need for and introduce new products and services or to compete with new technologies may compromise our success in the telecommunications industry; our access lines, which generate a significant portion of our cash flows and profits, are decreasing in number and if we continue to experience access line losses similar to the past several years, our revenues, earnings and cash flows from operations may be adversely impacted; our failure to meet performance standards under our agreements could result in customers terminating their relationships with us or customers being entitled to receive financial compensation, which would lead to reduced revenues and/or increased costs; we generate a substantial portion of our revenue by serving a limited geographic area; a large customer accounts for a significant portion of our revenues and accounts receivable and the loss or significant reduction in business from this customer would cause operating revenues to decline and could negatively impact profitability and cash flows; maintaining our telecommunications networks requires significant capital expenditures, and our inability or failure to maintain our telecommunications networks could have a material impact on our market share and ability to generate revenue; increases in broadband usage may cause network capacity limitations, resulting in service disruptions or reduced capacity for customers; we may be liable for material that content providers distribute on our networks; cyber attacks or other breaches of network or other information technology security could have an adverse effect on our business; natural disasters, terrorists acts or acts of war could cause damage to our infrastructure and result in significant disruptions to our operations; the regulation of our businesses by federal and state authorities may, among other things, place us at a competitive disadvantage, restrict our ability to price our products and services and threaten our operating licenses; we depend on a number of third party providers, and the loss of, or problems with, one or more of these providers may impede our growth or cause us to lose customers; a failure of back-office information technology systems could adversely affect our results of operations and financial condition; if we fail to extend or renegotiate our collective bargaining agreements with our labor union when they expire or if our unionized employees were to engage in a strike or other work stoppage, our business and operating results could be materially harmed; the loss of any of the senior management team or attrition among key sales associates could adversely affect our business, financial condition, results of operations and cash flows; our debt could limit our ability to fund operations, raise additional capital, and fulfill our obligations, which, in turn, would have a material adverse effect on our businesses and prospects generally; our indebtedness imposes significant restrictions on us; we depend on our loans and credit facilities to provide for our short-term financing requirements in excess of amounts generated by operations, and the availability of those funds may be reduced or limited; the servicing of our indebtedness is dependent on our ability to generate cash, which could be impacted by many factors beyond our control; we depend on the receipt of dividends or other intercompany transfers from our subsidiaries and investments; the trading price of our common shares may be volatile, and the value of an investment in our common shares may decline; the uncertain economic environment, including uncertainty in the U.S. and world securities markets, could impact our business and financial condition; our future cash flows could be adversely affected if it is unable to fully realize our deferred tax assets; adverse changes in the value of assets or obligations associated with our employee benefit plans could negatively impact shareowners’ deficit and liquidity; third parties may claim that we are infringing upon their intellectual property, and we could suffer significant litigation or licensing expenses or be prevented from selling products; third parties may infringe upon our intellectual property, and we may expend significant resources enforcing our rights or suffer competitive injury; we could be subject to a significant amount of litigation, which could require us to pay significant damages or settlements; we could incur significant costs resulting from complying with, or potential violations of, environmental, health and human safety laws; the timing and likelihood of completing the merger with Hawaiian Telcom, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals for the proposed transaction that could reduce anticipated benefits or cause the parties to abandon the transaction; the possibility that Hawaiian Telcom’s stockholders may not approve the proposed merger; the possibility that competing offers or acquisition proposals for Hawaiian Telcom will be made; the occurrence of any event, change or other circumstance that could give rise to the termination of the proposed transaction; the possibility that the expected synergies and value creation from the proposed transaction involving Hawaiian Telcom will not be realized or will not be realized within the expected time period; the risk that the businesses of the

Company and Hawaiian Telcom and other acquired companies will not be integrated successfully; disruption from the proposed transaction involving Hawaiian Telcom making it more difficult to maintain business and operational relationships; the risk that unexpected costs will be incurred; and the possibility that the proposed transaction involving Hawaiian Telcom  does not close, including due to the failure to satisfy the closing conditions and the other risks and uncertainties detailed in our filings, including our Form 10-K, with the SEC as well as Hawaiian Telcom’s filings, including its Form 10-K, with the SEC.
These forward-looking statements are based on information, plans and estimates as of the date hereof and there may be other factors that may cause our actual results to differ materially from these forward-looking statements. We assume no obligation to update the information contained in this release except as required by applicable law.
Use of Non-GAAP Financial Measures
This press release contains information about adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA), Adjusted EBITDA margin, net debt, net income applicable to common shareholders excluding special items and free cash flow. These are non-GAAP financial measures used by Cincinnati Bell management when evaluating results of operations and cash flow. Management believes these measures also provide users of the financial statements with additional and useful comparisons of current results of operations and cash flows with past and future periods. Non-GAAP financial measures should not be construed as being more important than comparable GAAP measures. Detailed reconciliations of these non-GAAP financial measures to comparable GAAP financial measures have been included in the tables distributed with this release and are available in the Investor Relations section of www.cincinnatibell.com.

1Free cash flow provides a useful measure of operational performance, liquidity and financial health.  The company defines free cash flow as cash provided by (used in) operating activities, adjusted for capital expenditures, restructuring and severance related payments, preferred stock dividends, dividends received from CyrusOne, cash used in or (provided by) discontinued operations, including the decommission of wireless towers, and transaction and integration costs.  Free cash flow should not be considered as an alternative to net income (loss), operating income (loss), cash flow from operating activities, or the change in cash on the balance sheet and may not be comparable with free cash flow as defined by other companies. Although the company feels there is no comparable GAAP measure for free cash flow, the attached financial information reconciles cash provided by operating activities to free cash flow.

2Adjusted EBITDA provides a useful measure of operational performance. The company defines Adjusted EBITDA as GAAP operating income plus depreciation, amortization, restructuring and severance related charges, (gain) loss on sale or disposal of assets, transaction and integration costs, curtailment (gain) loss, asset impairments, components of pension and other retirement plan costs (including interest costs, asset returns, and amortization of actuarial gains and losses), and other special items. Adjusted EBITDA should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with the measure as defined by other companies.

Adjusted EBITDA margin provides a useful measure of operational performance. The company defines Adjusted EBITDA margin as Adjusted EBITDA divided by revenue. Adjusted EBITDA margin should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with the measure as defined by other companies.

Net debt provides a useful measure of liquidity and financial health. The company defines net debt as the sum of the face amount of short-term and long-term debt, unamortized premium and/or discount and unamortized note issuance costs, offset by cash and cash equivalents.

Net income applicable to common shareholders excluding special items in total and per share provides a useful measure of operating performance. Net income applicable to common shareholders excluding special items should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with net income excluding special items as defined by other companies.

About Cincinnati Bell Inc.
With headquarters in Cincinnati, Ohio, Cincinnati Bell Inc. (NYSE:CBB) provides integrated communications solutions - including local and long distance voice, data, high-speed Internet and video - that keep residential and business customers in Greater Cincinnati and Dayton connected with each other and with the world. In addition, enterprise customers across the United States and Canada rely on CBTS and OnX, wholly-owned subsidiaries, for efficient, scalable office communications systems and end-to-end IT solutions. For more information, please visit www.cincinnatibell.com. The information on the Company’s website is not incorporated by reference in this press release.

Cincinnati Bell Inc.
Consolidated Statements of Operations
(Unaudited)
(Dollars in millions, except per share amounts)

	Three Months Ended				Nine Months Ended
	September 30,		Change		September 30,		Change
	2017	2016	$	%	2017	2016	$	%

Revenue	$289.2	$312.4	$(23.2)	(7)%	$861.4	$900.5	$(39.1)	(4)%

Costs and expenses
Cost of services and products	162.6	183.8	(21.2)	(12)%	482.8	517.3	(34.5)	(7)%
Selling, general and administrative	54.5	55.5	(1.0)	(2)%	166.6	164.9	1.7	1%
Depreciation and amortization	47.3	46.5	0.8	2%	140.1	134.7	5.4	4%
Restructuring and severance related charges	—	—	—	n/m	29.2	—	29.2	n/m
Transaction and integration costs	12.1	—	12.1	n/m	14.4	—	14.4	n/m
Other	—	1.1	(1.1)	n/m	—	1.1	(1.1)	n/m

Operating income	12.7	25.5	(12.8)	(50)%	28.3	82.5	(54.2)	(66)%

Interest expense	18.8	17.9	0.9	5%	54.9	58.1	(3.2)	(6)%
Loss on extinguishment of debt, net	—	11.4	(11.4)	n/m	—	14.2	(14.2)	n/m
Gain on sale of Investment in CyrusOne	—	(33.3)	33.3	n/m	(117.7)	(151.9)	34.2	(23)%
Other expense (income), net	4.5	(0.1)	4.6	n/m	3.5	(1.2)	4.7	n/m

(Loss) income before income taxes	(10.6)	29.6	(40.2)	n/m	87.6	163.3	(75.7)	(46)%
Income tax expense	0.6	10.8	(10.2)	(94)%	36.3	59.9	(23.6)	(39)%

Net (loss) income	(11.2)	18.8	(30.0)	n/m	51.3	103.4	(52.1)	(50)%

Preferred stock dividends	2.6	2.6	—	0%	7.8	7.8	—	0%

Net (loss) income applicable to common shareowners	$(13.8)	$16.2	$(30.0)	n/m	$43.5	$95.6	$(52.1)	(54)%

Basic net (loss) earnings per common share	$(0.33)	$0.39			$1.03	$2.28
Diluted net (loss) earnings per common share	$(0.33)	$0.38			$1.03	$2.27

Weighted average common shares outstanding
(in millions)
- Basic	42.2	42.0			42.1	42.0
- Diluted	42.2	42.1			42.3	42.1

Cincinnati Bell Inc.
Revenues by Segment
(Unaudited)
(Dollars in millions)
	Three Months Ended				Nine Months Ended
	September 30,		Change		September 30,		Change
	2017	2016	$	%	2017	2016	$	%
Entertainment and Communications
Consumer
Strategic
Data	$32.2	$26.5	$5.7	22%	$93.2	$75.2	$18.0	24%
Voice	6.2	5.4	0.8	15%	18.2	16.0	2.2	14%
Video	37.2	31.7	5.5	17%	109.1	90.6	18.5	20%
Services and other	0.4	0.8	(0.4)	(50)%	1.2	2.6	(1.4)	(54)%
	76.0	64.4	11.6	18%	221.7	184.4	37.3	20%
Legacy
Data	8.4	10.4	(2.0)	(19)%	27.0	34.4	(7.4)	(22)%
Voice	16.1	18.2	(2.1)	(12)%	50.8	56.7	(5.9)	(10)%
Services and other	0.7	1.0	(0.3)	(30)%	2.2	3.2	(1.0)	(31)%
	25.2	29.6	(4.4)	(15)%	80.0	94.3	(14.3)	(15)%
Integration
Services and other	0.2	0.9	(0.7)	(78)%	0.3	3.0	(2.7)	(90)%

Total consumer revenue	$101.4	$94.9	$6.5	7%	$302.0	$281.7	$20.3	7%

Business
Strategic
Data	$25.1	$24.3	$0.8	3%	$74.9	$71.9	$3.0	4%
Voice	16.3	13.3	3.0	23%	46.3	37.8	8.5	22%
Video	0.6	0.5	0.1	20%	1.9	1.5	0.4	27%
Services and other	0.5	0.6	(0.1)	(17)%	1.6	1.5	0.1	7%
	42.5	38.7	3.8	10%	124.7	112.7	12.0	11%
Legacy
Data	4.1	4.9	(0.8)	(16)%	13.3	15.4	(2.1)	(14)%
Voice	24.4	27.7	(3.3)	(12)%	74.5	85.1	(10.6)	(12)%
Services and other	0.1	0.4	(0.3)	(75)%	0.6	1.0	(0.4)	(40)%
	28.6	33.0	(4.4)	(13)%	88.4	101.5	(13.1)	(13)%
Integration
Services and other	0.4	0.4	—	0%	1.1	1.3	(0.2)	(15)%

Total business revenue	$71.5	$72.1	$(0.6)	(1)%	$214.2	$215.5	$(1.3)	(1)%

Carrier
Strategic
Data	$10.7	$11.3	$(0.6)	(5)%	$31.5	$33.9	$(2.4)	(7)%
Services and other	—	—	—	n/m	5.4	—	5.4	n/m
	10.7	11.3	(0.6)	(5)%	36.9	$33.9	3.0	9%
Legacy
Data	7.5	9.0	(1.5)	(17)%	23.4	27.6	(4.2)	(15)%
Voice	3.7	4.1	(0.4)	(10)%	11.7	12.4	(0.7)	(6)%
Services and other	1.4	1.6	(0.2)	(13)%	4.7	4.7	—	0%
	12.6	14.7	(2.1)	(14)%	39.8	44.7	(4.9)	(11)%

Total carrier revenue	$23.3	$26.0	$(2.7)	(10)%	$76.7	$78.6	$(1.9)	(2)%

Total Entertainment and Communications	$196.2	$193.0	$3.2	2%	$592.9	$575.8	$17.1	3%

Cincinnati Bell Inc.
Revenues by Segment
(Unaudited)
(Dollars in millions)
	Three Months Ended				Nine Months Ended
	September 30,		Change		September 30,		Change
	2017	2016	$	%	2017	2016	$	%
IT Services and Hardware
Business
Strategic
Professional Services	$17.5	$22.9	$(5.4)	(24)%	$54.2	$68.3	$(14.1)	(21)%
Management and Monitoring	5.5	8.1	(2.6)	(32)%	15.6	24.1	(8.5)	(35)%
Unified Communications	7.2	7.3	(0.1)	(1)%	21.7	22.1	(0.4)	(2)%
Cloud Services	10.9	12.2	(1.3)	(11)%	36.2	33.2	3.0	9%
	41.1	50.5	(9.4)	(19)%	127.7	147.7	(20.0)	(14)%
Integration
Professional Services	7.4	3.6	3.8	n/m	15.9	11.6	4.3	37%
Unified Communications	3.5	2.6	0.9	35%	9.9	8.0	1.9	24%
Telecom and IT hardware	44.3	66.2	(21.9)	(33)%	125.0	167.9	(42.9)	(26)%
	55.2	72.4	(17.2)	(24)%	150.8	187.5	(36.7)	(20)%

Total IT Services and Hardware Revenue	$96.3	$122.9	$(26.6)	(22)%	$278.5	$335.2	$(56.7)	(17)%

Cincinnati Bell Inc.
Income Statements by Segment
(Unaudited)
(Dollars in millions)

	Three Months Ended				Nine Months Ended
	September 30,		Change		September 30,		Change
	2017	2016	$	%	2017	2016	$	%
Entertainment and Communications
Revenue
Data	$88.0	$86.4	$1.6	2%	$263.3	$258.4	$4.9	2%
Voice	66.7	68.7	(2.0)	(3)%	201.5	208.0	(6.5)	(3)%
Video	37.8	32.2	5.6	17%	111.0	92.1	18.9	21%
Services and Other	3.7	5.7	(2.0)	(35)%	17.1	17.3	(0.2)	(1)%

Total revenue	196.2	193.0	3.2	2%	592.9	575.8	17.1	3%

Operating costs and expenses
Cost of services and products	93.5	91.0	2.5	3%	282.6	267.1	15.5	6%
Selling, general and administrative	33.8	37.1	(3.3)	(9)%	104.5	107.1	(2.6)	(2)%
Depreciation and amortization	43.9	43.0	0.9	2%	129.1	124.8	4.3	3%
Other*	—	0.8	(0.8)	n/m	26.9	0.8	26.1	n/m

Total operating costs and expenses	171.2	171.9	(0.7)	0%	543.1	499.8	43.3	9%

Operating income	$25.0	$21.1	$3.9	18%	$49.8	$76.0	$(26.2)	(34)%

IT Services and Hardware
Revenue
Professional Services	$24.9	$26.5	$(1.6)	(6)%	$70.1	$79.9	$(9.8)	(12)%
Management and Monitoring	5.5	8.1	(2.6)	(32)%	15.6	24.1	(8.5)	(35)%
Unified Communications	10.7	9.9	0.8	8%	31.6	30.1	1.5	5%
Cloud Services	10.9	12.2	(1.3)	(11)%	36.2	33.2	3.0	9%
Telecom and IT hardware	44.3	66.2	(21.9)	(33)%	125.0	167.9	(42.9)	(26)%

Total revenue	96.3	122.9	(26.6)	(22)%	278.5	335.2	(56.7)	(17)%

Operating costs and expenses
Cost of services and products	72.4	96.2	(23.8)	(25)%	209.8	260.3	(50.5)	(19)%
Selling, general and administrative	15.7	15.2	0.5	3%	47.6	42.9	4.7	11%
Depreciation and amortization	3.4	3.4	—	0%	10.9	9.8	1.1	11%
Other*	—	0.3	(0.3)	n/m	2.3	0.3	2.0	n/m

Total operating costs and expenses	91.5	115.1	(23.6)	(21)%	270.6	313.3	(42.7)	(14)%

Operating income	$4.8	$7.8	$(3.0)	(38)%	$7.9	$21.9	$(14.0)	(64)%

	* Other includes restructuring and severance related charges.

Cincinnati Bell Inc.
Segment Information
(Unaudited)
(Dollars in millions)
	Three Months Ended				Nine Months Ended
	September 30,		Change		September 30,		Change
	2017	2016	$	%	2017	2016	$	%
Revenue
Entertainment and Communications	$196.2	$193.0	$3.2	2%	$592.9	$575.8	$17.1	3%
IT Services and Hardware	96.3	122.9	(26.6)	(22)%	278.5	335.2	(56.7)	(17)%
Eliminations	(3.3)	(3.5)	0.2	(6)%	(10.0)	(10.5)	0.5	(5)%

Total revenue	$289.2	$312.4	$(23.2)	(7)%	$861.4	$900.5	$(39.1)	(4)%

Cost of Services and Products
Entertainment and Communications	$93.5	$91.0	$2.5	3%	$282.6	$267.1	$15.5	6%
IT Services and Hardware	72.4	96.2	(23.8)	(25)%	209.8	260.3	(50.5)	(19)%
Eliminations	(3.3)	(3.4)	0.1	(3)%	(9.6)	(10.1)	0.5	(5)%

Total cost of services and products	$162.6	$183.8	$(21.2)	(12)%	$482.8	$517.3	$(34.5)	(7)%

Selling, General and Administrative
Entertainment and Communications	$33.8	$37.1	$(3.3)	(9)%	$104.5	$107.1	$(2.6)	(2)%
IT Services and Hardware	15.7	15.2	0.5	3%	47.6	42.9	4.7	11%
Corporate and eliminations	5.0	3.2	1.8	56%	14.5	14.9	(0.4)	(3)%

Total selling, general and administrative	$54.5	$55.5	$(1.0)	(2)%	$166.6	$164.9	$1.7	1%

Depreciation and Amortization
Entertainment and Communications	$43.9	$43.0	$0.9	2%	$129.1	$124.8	$4.3	3%
IT Services and Hardware	3.4	3.4	—	0%	10.9	9.8	1.1	11%
Corporate	—	0.1	(0.1)	n/m	0.1	0.1	—	0%

Total depreciation and amortization	$47.3	$46.5	$0.8	2%	$140.1	$134.7	$5.4	4%

Other*
Entertainment and Communications	$—	$0.8	$(0.8)	n/m	$26.9	$0.8	$26.1	n/m
IT Services and Hardware	—	0.3	(0.3)	n/m	2.3	0.3	2.0	n/m
Corporate	12.1	—	12.1	n/m	14.4	—	14.4	n/m

Total other	$12.1	$1.1	$11.0	n/m	$43.6	$1.1	$42.5	n/m

Operating Income
Entertainment and Communications	$25.0	$21.1	$3.9	18%	$49.8	$76.0	$(26.2)	(34)%
IT Services and Hardware	4.8	7.8	(3.0)	(38)%	7.9	21.9	(14.0)	(64)%
Corporate	(17.1)	(3.4)	(13.7)	n/m	(29.4)	(15.4)	(14.0)	91%

Total operating income	$12.7	$25.5	$(12.8)	(50)%	$28.3	$82.5	$(54.2)	(66)%

	* Other includes restructuring and severance related charges and transaction and integration costs.

Cincinnati Bell Inc.
Segment Metric Information
(Unaudited)
(In thousands)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2017	2017	2017	2016	2016

Residential voice lines
Legacy voice lines	99.5	104.9	111.1	117.5	124.6
Strategic voice lines (Fioptics)	88.1	87.0	85.5	83.8	80.3
Total residential voice lines	187.6	191.9	196.6	201.3	204.9

Business voice lines
Legacy voice lines	172.1	177.3	183.9	190.7	197.7
Strategic voice lines*	151.9	146.2	136.4	131.7	121.2
Total business voice lines	324.0	323.5	320.3	322.4	318.9

Total voice lines	511.6	515.4	516.9	523.7	523.8

Long distance lines	299.1	304.3	311.0	317.3	323.7

Internet subscribers
DSL	86.7	93.0	100.1	105.6	114.2
Fioptics	221.2	214.1	207.3	197.6	185.6

Total internet subscribers	307.9	307.1	307.4	303.2	299.8

Fioptics video subscribers	143.5	142.8	141.1	137.6	133.4

Fioptics units passed	564.7	556.7	545.2	533.4	509.5

* Strategic voice lines include VoIP lines and Fioptics voice lines.

Cincinnati Bell Inc.
Net Debt (Non-GAAP) and Common Shares Outstanding
(Unaudited)
(Dollars and shares in millions)

	September 30,	December 31,
	2017	2016

Receivables Facility	$—	$89.5
Corporate Credit Agreement - Tranche B Term Loan	315.8	315.8
7 1/4% Senior Notes due 2023	22.3	22.3
7% Senior Notes due 2024	625.0	625.0
Cincinnati Bell Telephone Notes	87.9	87.9
Capital leases and other debt	84.4	69.5
Net unamortized premium	8.0	8.5
Unamortized note issuance costs	(10.6)	(11.9)

Total debt	1,132.8	1,206.6

Less: Cash and cash equivalents	(43.7)	(9.7)

Net debt (Non-GAAP: as defined by the company)	$1,089.1	$1,196.9

Corporate Credit Agreement availability	$150.0	$150.0

Common shares outstanding	42.2	42.1

Cincinnati Bell Inc.
Reconciliation of Net Income (GAAP) to Adjusted EBITDA (Non-GAAP)
(Unaudited)
(Dollars in millions)
	Three Months Ended September 30, 2017
	Entertainment & Communications	IT Services & Hardware	Corporate	Total Company

Net income (GAAP)				$(11.2)
Add:
Income tax expense				0.6
Interest expense				18.8
Other income, net				4.5

Operating income (GAAP)	$25.0	$4.8	$(17.1)	$12.7
Add:
Depreciation and amortization	43.9	3.4	—	47.3
Transaction and integration costs	—	—	12.1	12.1
Pension and other retirement plan expenses	3.6	—	0.5	4.1
Adjusted EBITDA (Non-GAAP)	$72.5	$8.2	$(4.5)	$76.2

Adjusted EBITDA Margin (Non-GAAP)	37%	9%	0%	26%

	Three Months Ended September 30, 2016
	Entertainment & Communications	IT Services & Hardware	Corporate	Total Company

Net income (GAAP)				$18.8
Add:
Income tax expense				10.8
Interest expense				17.9
Gain on sale of Investment in CyrusOne				(33.3)
Loss on extinguishment of debt, net				11.4
Other income, net				(0.1)

Operating income (GAAP)	$21.1	$7.8	$(3.4)	$25.5
Add:
Depreciation and amortization	43.0	3.4	0.1	46.5
Loss on sale or disposal of assets	0.8	0.3	—	1.1
Pension and other retirement plan expenses	3.9	—	0.5	4.4
Adjusted EBITDA (Non-GAAP)	$68.8	$11.5	$(2.8)	$77.5

Adjusted EBITDA Margin (Non-GAAP)	36%	9%	0%	25%

Year-over-year dollar change in Adjusted EBITDA	$3.7	$(3.3)	$(1.7)	$(1.3)

Year-over-year percentage change in Adjusted EBITDA	5%	(29)%	61%	(2)%

Cincinnati Bell Inc.
Reconciliation of Net Income (GAAP) to Adjusted EBITDA (Non-GAAP)
(Unaudited)
(Dollars in millions)
	Nine Months Ended September 30, 2017
	Entertainment & Communications	IT Services & Hardware	Corporate	Total Company

Net income (GAAP)				$51.3
Add:
Income tax expense				36.3
Interest expense				54.9
Gain on sale of Investment in CyrusOne				(117.7)
Other expense, net				3.5

Operating income (GAAP)	$49.8	$7.9	$(29.4)	$28.3
Add:
Depreciation and amortization	129.1	10.9	0.1	140.1
Restructuring and severance related charges	26.9	2.3	—	29.2
Transaction and integration costs	—	—	14.4	14.4
Pension and other retirement plan expenses	10.9	—	1.4	12.3
Adjusted EBITDA (Non-GAAP)	$216.7	$21.1	$(13.5)	$224.3

Adjusted EBITDA Margin (Non-GAAP)	37%	8%	0%	26%

	Nine Months Ended September 30, 2016
	Entertainment and Communications	IT Services & Hardware	Corporate	Total Company
Net income (GAAP)				$103.4
Add:
Income tax expense				59.9
Interest expense				58.1
Gain on sale of Investment in CyrusOne				(151.9)
Loss on extinguishment of debt, net				14.2
Other income, net				(1.2)

Operating income (GAAP)	$76.0	$21.9	$(15.4)	$82.5
Add:
Depreciation and amortization	124.8	9.8	0.1	134.7
Loss on sale or disposal of assets	0.8	0.3	—	1.1
Pension and other retirement plan expenses	11.3	—	1.4	12.7
Adjusted EBITDA (Non-GAAP)	$212.9	$32.0	$(13.9)	$231.0

Adjusted EBITDA Margin (Non-GAAP)	37%	10%	0%	26%

Year-over-year dollar change in Adjusted EBITDA	$3.8	$(10.9)	$0.4	$(6.7)

Year-over-year percentage change in Adjusted EBITDA	2%	(34)%	(3)%	(3)%

Cincinnati Bell Inc.
Consolidated Statements of Cash Flows
(Unaudited)
(Dollars in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

Cash provided by operating activities	$33.9	$43.7	$156.8	$141.6

Capital expenditures	(43.0)	(67.2)	(148.2)	(188.8)
Increase in restricted cash	—	(90.7)	—	(90.7)
Proceeds from sale of Investment in CyrusOne	—	38.7	140.7	181.2
Acquisitions of businesses	—	—	(9.6)	—
Dividends received from Investment in CyrusOne	—	1.3	—	6.2
Other, net	(0.1)	(0.1)	0.3	(0.8)

Cash used in investing activities	(43.1)	(118.0)	(16.8)	(92.9)

Proceeds from issuance of long-term debt	—	425.0	—	425.0
Net (decrease) increase in corporate credit and receivables facilities with initial maturities less than 90 days	—	(9.5)	(89.5)	5.9
Repayment of debt	(2.2)	(336.4)	(6.4)	(461.0)
Debt issuance costs	(0.6)	(6.5)	(1.3)	(8.4)
Dividends paid on preferred stock	(2.6)	(2.6)	(7.8)	(7.8)
Common stock repurchase	—	(0.2)	—	(4.8)
Other, net	0.1	3.4	(1.0)	3.5

Cash (used in) provided by financing activities	(5.3)	73.2	(106.0)	(47.6)

Net (decrease) increase in cash and cash equivalents	(14.5)	(1.1)	34.0	1.1
Cash and cash equivalents at beginning of period	58.2	9.6	9.7	7.4

Cash and cash equivalents at end of period	$43.7	$8.5	$43.7	$8.5

Reconciliation of Cash Provided by Operating Activities (GAAP) to
Free Cash Flow (Non-GAAP)
Cash provided by operating activities	$33.9	$43.7	156.8	$141.6
Adjustments:
Capital expenditures	(43.0)	(67.2)	(148.2)	(188.8)
Restructuring and severance related payments	9.9	0.3	27.0	0.9
Preferred stock dividends	(2.6)	(2.6)	(7.8)	(7.8)
Dividends received from Investment in CyrusOne	—	1.3	—	6.2
Decommissioning of wireless towers	—	—	—	1.9
Cash used by discontinued operations	—	0.2	—	5.0
Transaction and integration costs	8.2	—	8.9	—

Free cash flow (Non-GAAP)	$6.4	$(24.3)	$36.7	$(41.0)

Income tax payments (refunds)	$0.1	$—	$(16.2)	$1.4

Cincinnati Bell Inc.
Free Cash Flow (Non-GAAP)
(Unaudited)
(Dollars in millions)

Free Cash Flow (Non-GAAP) for the three months ended September 30, 2016	$(24.3)

Decrease in Adjusted EBITDA (Non-GAAP)	(1.3)
Decrease in capital expenditures	24.2
Increase in interest payments	(9.9)
Decrease in dividends received from Investment in CyrusOne	(1.3)
Increase in pension and postretirement payments and contributions	(0.7)
Change in working capital and other	19.7

Free Cash Flow (Non-GAAP) for the three months ended September 30, 2017	$6.4

Free Cash Flow (Non-GAAP) for the nine months ended September 30, 2016	$(41.0)

Decrease in Adjusted EBITDA (Non-GAAP)	(6.7)
Decrease in capital expenditures	40.6
Decrease in interest payments	5.4
Decrease in dividends received from Investment in CyrusOne	(5.1)
Increase in pension and postretirement payments and contributions	(1.2)
Change in working capital and other	44.7

Free Cash Flow (Non-GAAP) for the nine months ended September 30, 2017	$36.7

Cincinnati Bell Inc.
Capital Expenditures
(Unaudited)
(Dollars in millions)

	Three Months Ended
	Sep. 30, 2017	June 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sep. 30, 2016

Entertainment and Communications	$41.4	$48.0	$49.5	$93.8	$63.1
IT Services and Hardware	1.6	2.1	5.6	3.8	4.1
Total capital expenditures	$43.0	$50.1	$55.1	$97.6	$67.2

Cincinnati Bell Inc.
Reconciliation of Net (Loss) Income Applicable to Common Shareholders (GAAP) to Net Income Applicable to Common Shareholders, Excluding Special Items (Non-GAAP) and Adjusted Diluted Earnings Per Share (Non-GAAP)

(Unaudited)
(Dollars in millions, except per share amounts)

	Three Months Ended
	September 30, 2017	September 30, 2016

Net (loss) income applicable to common shareholders (GAAP)	$(13.8)	$16.2

Special items:
Loss on sale or disposal of assets	—	1.1
Transaction and integration costs	12.1	—
Loss on extinguishment of debt, net	—	11.4
Gain on sale of Investment in CyrusOne	—	(33.3)
Impairment of equity method investment	4.7	—
Income tax effect of special items *	(1.7)	7.6
Total special items	15.1	(13.2)

Net (loss) income applicable to common shareowners, excluding special items (Non-GAAP)	$1.3	$3.0

Weighted average diluted shares outstanding	42.2	42.1

Diluted (loss) earnings per common share (GAAP)	$(0.33)	$0.38

Adjusted diluted earnings per common share (Non-GAAP)	$0.03	$0.07

*	Special items have been tax effected such that the normalized effective tax rate is 36% with the exception of transaction costs, which are treated as a discrete item in the quarter incurred.

Cincinnati Bell Inc.
Reconciliation of Net Income Applicable to Common Shareholders (GAAP) to Net Income Applicable to Common Shareholders, Excluding Special Items (Non-GAAP) and Adjusted Diluted Earnings Per Share (Non-GAAP)

(Unaudited)
(Dollars in millions, except per share amounts)

	Nine Months Ended
	September 30, 2017	September 30, 2016

Net income applicable to common shareholders (GAAP)	$43.5	$95.6

Special items:
Restructuring and severance related charges	29.2	—
Loss on sale or disposal of assets	—	1.1
Transaction and integration costs	14.4	—
Loss on extinguishment of debt, net	—	14.2
Gain on sale of Investment in CyrusOne	(117.7)	(151.9)
Reversal of wireless tower decommissioning accrual	—	(1.1)
Impairment of equity method investment	4.7	—
Income tax effect of special items *	29.7	50.7
Total special items	(39.7)	(87.0)

Net income applicable to common shareowners, excluding special items (Non-GAAP)	$3.8	$8.6

Weighted average diluted shares outstanding	42.3	42.1

Diluted earnings per common share (GAAP)	$1.03	$2.27

Adjusted diluted earnings per common share (Non-GAAP)	$0.09	$0.20

*	Special items have been tax effected such that the normalized effective tax rate is 36% with the exception of transaction costs, which are treated as a discrete item in the quarter incurred.

Cincinnati Bell Inc.
Reconciliation of Operating Income (GAAP) Guidance to Adjusted EBITDA (Non-GAAP) Guidance
(Unaudited)
(Dollars in millions)

2017 Operating Income (GAAP) Guidance	$64

Add:

Depreciation and amortization	185
Restructuring and severance related charges	30
Pension and other retirement plan expenses	16

2017 Previous Adjusted EBITDA (Non-GAAP) Guidance- Provided on 02/15/17	$295	*

OnX 4Q17 Contribution	10
2017 Revised Adjusted EBITDA (Non-GAAP) Guidance- Provided on 11/02/17	$305	*

* Plus or minus 2 percent

CONTACT:

Cincinnati Bell Inc.
Investor contact:
Josh Duckworth, 513-397-2292
Joshua.Duckworth@cinbell.com

Media contact:
Jane Weiler, 513-397-9941
Jane.Weiler@cinbell.com